Exhibit 99.1

NextNav Announces Sale of Common Shares

MCLEAN, Va., November 16, 2022 – NextNav Inc. (NASDAQ: NN) (“NextNav” or the “Company”), a leader in next generation GPS and 3D geolocation, today announced that certain members of Nextnav’s executive leadership team sold approximately 796 thousand shares of NextNav’s common stock on November 15, 2022, as reported with the SEC on Form 4. The sale of common shares was primarily done to cover tax obligations associated with the vesting of certain restricted stock units and awards.

Simultaneously, entities controlled by NextNav Director, Neil Subin, purchased approximately 280 thousand shares, also reported on Form 4.

NextNav executives selling shares include, Chairman Gary Parsons, CEO Ganesh Pattabiraman, CFO Chris Gates, SVP Systems Engineering Arun Raghupathy and SVP Network Operations David Knutson.

NextNav continues to build on its leadership position in next generation GPS and 3D geolocation with a commitment to its three key strategic priorities, including being the industry leader in resilient PNT, unleashing the full value of its spectrum, and expanding its global reach.

As part of this commitment, the Company recently announced the acquisition of Nestwave SAS, a privately held global leader in low-power geolocation. The combination of NextNav’s technology with Nestwave’s LTE/5G capabilities will allow NextNav to intelligently combine signals from existing terrestrial LTE/5G networks with its own highly synchronized TerraPoiNT system to deliver near nationwide resilient 3D position, navigation and timing capabilities, which will contribute to dramatically lower deployment costs as well as greater spectral efficiency.

About NextNav Inc.

NextNav Inc. (Nasdaq: NN) is a leader in next generation GPS, enabling a whole new ecosystem of applications and services that rely upon vertical location and resilient geolocation technology. The Company's Pinnacle network delivers highly accurate vertical positioning to transform location services, reflecting the 3D world around us and supporting innovative, new capabilities. NextNav's TerraPoiNT network delivers accurate, reliable, and resilient 3D positioning, navigation and timing (PNT) services to support critical infrastructure and other GPS-reliant systems in the absence or failure of GPS.

For more information, please visit https://nextnav.com/ or follow NextNav on Twitter or LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to NextNav’s future prospects, developments and business strategies. In particular, such forward-looking statements include statements about NextNav’s position to drive growth in its 3D geolocation business and expansion of its next generation GPS platform, the business plans, objectives, expectations and intentions of NextNav, NextNav’s partnerships and the potential success thereof and NextNav’s estimated and future business strategies, competitive position, industry environment and potential growth opportunities. These statements are based on NextNav’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside NextNav’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (1) the ability of NextNav to continue to gain traction in key markets and with notable platforms and partners, both within the U.S. and internationally; (2) the ability of NextNav to grow and manage growth profitably, maintain relationships with partners, customers and suppliers, including with respect to NextNav’s Pinnacle 911 solution and its TerraPoiNT network, and the ability to retain its management and key employees; (3) the ability of NextNav to maintain balance sheet flexibility and generate and effectively deploy capital in line with its business strategies; (4) the possibility that NextNav may be adversely affected by other economic, business and/or competitive factors (including the impacts of the ongoing COVID-19 coronavirus pandemic); and (5) other risks and uncertainties indicated from time to time in other documents filed with the Securities and Exchange Commission by NextNav. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and NextNav undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

NextNav:

Investors:

Erica Bartsch

Sloane & Company

ebartsch@sloanepr.com